Development and Manufacturing Agreement

This Development and Manufacturing Agreement (the “Agreement”) is made and entered into on this 1st day of February, 2013, by and between Hancock Jaffe Laboratories Aesthetics, Inc. (“HJLA”), a Delaware corporation having a business address at 70 Doppler, Irvine, California and Hancock Jaffe Laboratories, Inc. (the “Company”), a Delaware corporation.

RECITALS

WHEREAS HJLA is involved in the development of medical devices for aesthetic indications; and

WHEREAS HJLA has developed certain technology and processing method for an injectable dermal filler (the “Device”); and

WHEREAS the Company possesses biomedical device development and manufacturing capacity and experience; and

WHEREAS, HJLA and the Company (hereinafter referred to as the “Parties”) agree that the assistance of the Company will be beneficial to fulfilling preclinical testing, regulatory and quality affair; and

WHEREAS HJLA desires to contract the Company to serve HJLA in a capacity upon the term and conditions set forth in this Agreement; and

WHEREAS, the Company is willing to serve HJLA in a capacity upon the term and subject to the conditions set for the in this Agreement; and

WHEREAS, the Parties agree to utilize their best efforts in a mutually supportive and cooperative manner forth benefit of HJLA.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Parties hereby agree as follows:

1. Term of Agreement. Subject to the provision for termination set forth in Section 9 hereof, the term of this Agreement shall be from February 1, 2013, through 12:00 midnight on February 1, 2018, unless extended or sooner terminated as provided under Section hereof. In the event this Agreement is extended as provided in Section 8 hereof, its terms shall continue in full force and effect, subject to any amendments or modifications mutually agreed upon by the Parties.

2. Duties and Obligations of the Company. The Company shall for the term of this Agreement provide certain services and conduct activities related to the development, validation, preclinical studies and other operations necessary to submit an Investigational device Exemption application to the Federal Food and Drug Administration in accordance with the Company’s established development procedures and Quality System including but not necessarily limited to:

2.1 Provide all research and Development operations to develop a Device prototype specification including appropriate Risk Analyses.

2.1 Manufacture of Device for preclinical studies and subsequently approved clinical investigation(s).

2.2 Complete preclinical in vivo testing.

2.3 Complete appropriate validation studies and methodology related to the Device manufacturing.

2.4 Development of certain standard operating procedures as may be necessary for quality testing and manufacture of the Device.

2.5 Preparation of reports or other written material as may be required for submission to regulatory agencies.

3. Duties and Obligations of HJLA. HJLA agrees that during the term of this Agreement subject to the provisions of Section 1 hereinabove HJLA will make available to the Company all materials and information whether in written form or not necessary for the Company to carry out its duties and obligations as provided for in section 2 herein above.

4. Compensation. HJLA will reimburse and or pay to the Company all direct and indirect costs related to the provisions of Section 2 hereinabove. HJLA shall pay the Company via bank transfer to an account designated by the Company.

4.1 In addition to the compensation as part of Section 4 herein above HJLA will reimburse the Company for all expenses related to the Company’s duties and obligation as provided for in Section 2 hereinabove including, but not limited to, legal services and travel related expenses; payment to be made to the Company in the form of a funds transfer to an account designated by the Company.

4.2. In the event HJLA hall fail to pay in a timely manner any two (2) payments as provided under the provisions of this Section 4 the Company shall be relieved from providing any further or additional services under the provisions of Section 2 of this Agreement until such payments are brought current.

4.3 Notwithstanding the provisions of Section 4.2 the Company understands that to ethically and responsibly perform its duties and obligations the Company must maintain certain records and perform certain duties and obligations to preserve the regulatory status of HJLA and that the Company will perform these certain duties in good faith until payment issues are settled.

5. Intellectual Property and Confidential Information.

5.1 All ideas, inventions and other developments or improvements conceived by the Company, alone or with others, during the term of this Agreement which: (i) directly or indirectly relate to those matters for which the Company is to provide services under the provisions of Section 2 hereinabove; ii) relate to any other matters for which the Company shall render services under the provisions of this Agreement; or (iii) are made, conceived, developed or improved by the Company shall become the exclusive property of HJLA. The Company shall provide without any additional compensation such specific documents or record as HJLA may request to perfect HJLA’s rights, whether by patent application or otherwise.

5.2 The Company agrees that the Company shall not, without the prior written consent of HJLA, disclose to anyone, excepting authorized HJLA personnel, any “confidential information” derived in the course of the Company’s services hereunder and shall not use such “confidential information” on behalf of the Company. The Company’s obligation to respect such property right and “confidential information” obligation shall survive the termination of this Agreement, and shall remain in effect so long as such information shall be confidential as to HJLA and shall terminate in the event such information shall become part of the “public domain” through no fault or act of the Company.

5.3 It is contemplated that from time to time HJLA may deliver and disclose to the Company information which HJLA shall deem to be “confidential information” and to which HJLA may claim a property right. For purposes of this Agreement, “confidential information” shall consist of any information delivered to the Company, including records and documents, which HJLA shall designate as “confidential information” or any information which the Company shall reasonably believe is deemed confidential or proprietary to HJLA. All “confidential information” shall be respected by the Company as confidential, and all records and documents, including all copies, which shall be “confidential information”, shall be returned and delivered to HJLA after date of termination of this Agreement.

6. Entire Understanding. This Agreement its forth the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and decisions, whether oral or written, of the Parties. This Agreement shall not be changed or added to except by a writing executed by the Company and an authorized officer of HJLA.

7. Assignment. The rights and obligations of HJLA under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the HJLA. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company without the prior written consent of HJLA.

8. Notice to the Other Party. Any modifications of or riders to this Agreement must be notified in writing in order to be valid.

9. Place of Jurisdiction and Applicable Law. In the event of any dispute concerning the fulfillment of this agreement, the Parties shall be subject to the jurisdiction of the State of California.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the Parties hereto has caused this AGREEMENT as to be duly executed as of the date written below.

For: HANCOCK JAFFE LABORATORIES AESTHETICS, INC.

/s/ Norman Jaffe		Date:	2/1/13
Signature

lts:	President
For: HANCOCK JAFFE LABORATORIES, INC.

/s/ Norman Jaffe		Date:	2/1/13
Signature

lts:	President

/s/ Sue Montoya		Date:	2/1/13
Signature

lts:	Vice President of Operations